Exhibit 10.4

TAX RECEIVABLE TERMINATION AGREEMENT

This TAX RECEIVABLE TERMINATION AGREEMENT (this “Agreement”), dated as of March 8, 2023 (the “Effective Date”), is entered into by and among Diversey Holdings, Ltd., a Cayman Islands exempted corporation (“Pubco”), Diversey Holdings I (UK) Limited, a private limited company organized in England and Wales and a wholly owned Subsidiary of Pubco (as defined below) (the “Company”) and BCPE Diamond Cayman Holding Limited, a Cayman Islands exempted corporation (the “Shareholder Representative” and, together with the Company and Pubco, collectively, the “Parties”).

RECITALS

WHEREAS, Pubco, the Company, the Shareholder Representative, in its capacity as such, and the other persons party thereto, as shareholders (each a “Shareholder” and collectively, the “Shareholders”) entered into that certain Tax Receivable Agreement, dated as of March 24, 2021 (the “Tax Receivable Agreement”);

WHEREAS, the Tax Receivable Agreement provides for certain Tax Benefit Payments and other payments by the Company to each Shareholder from time to time; and

WHEREAS, in connection with, and conditioned upon consummation of, the transactions contemplated by that certain Agreement and Plan of Merger, by and among, Pubco, Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, General Partner (as defined therein) (“Parent”) and Diamond Merger Limited, a Cayman Islands exempted company, dated on or about the date hereof (the “Merger Agreement”), the Parties desire to terminate the Tax Receivable Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1.             Termination. The Pubco, the Company and the Shareholder Representative (on behalf of the Shareholders) agree that, notwithstanding anything to the contrary contained in the Tax Receivable Agreement and without any further action of the Parties or any other Person, immediately prior to or at (but conditioned upon the occurrence of) the Closing (as defined in the Merger Agreement) and for no consideration, the Tax Receivable Agreement shall be irrevocably terminated in its entirety as of the Effective Time and no party hereto or thereto shall have any further obligations or liability thereunder as of the Effective Time (the “Termination” and the date upon which the Termination occurs, the “Termination Date”). From and after the Effective Date, no Tax Benefit Schedule shall be delivered, and no Tax Benefit Payment or other applicable payments shall be made or due in respect of, or pursuant to, the Tax Receivable Agreement, to the Shareholder Representative, to any Shareholder, for or on behalf of the Shareholders, or to any other person (including, for the avoidance of doubt, any payment pursuant to Article IV of the Tax Receivable Agreement (including any Early Termination Payment as defined in the Tax Receivable Agreement)). For the avoidance of doubt and notwithstanding anything to the contrary contained herein or in the Tax Receivable Agreement, on or after the Effective Date, no Tax Benefit Payment shall be made in respect of any Realized Tax Benefit for any tax period and no payments shall made pursuant to Article IV of the Tax Receivable Agreement (including any Early Termination Payment (as such term is defined in the Tax Receivable Agreement)).

Section 2.             Waiver and Acknowledgment. The Parties hereby (i) waive any notice requirements or other rights set forth in the Tax Receivable Agreement that may be applicable to the Termination (or any terms thereof), (ii) acknowledge and agree that the provisions of Article IV of the Tax Receivable Agreement shall not apply to the Termination (or any terms thereof), which shall solely be governed by the terms and conditions set forth in this Agreement, and that the Termination (or any terms thereof) shall not constitute or give rise to an Early Termination Payment, (iii) agree that the confidentiality obligations provided for under Section 7.13 of the Tax Receivable Agreement shall survive the termination of the Tax Receivable Agreement and terminate on the first anniversary of the Termination Date, (iv) agree that, following the Effective Date, no payments under the Tax Receivable Agreement shall be made or owed by the Company to the Shareholder Representative or to any Shareholder, and (v) agree that, upon the consummation of the Closing (as defined in the Merger Agreement), the Tax Receivable Agreement shall terminate, cease to be effective and be of no further force or effect, except as expressly provided in the foregoing clause (iii).

Section 3.              Representations and Warranties.

3.1.           Each of Pubco and the Company has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Pubco and the Company of this Agreement and the performance by Pubco and the Company of this Agreement and the consummation by Pubco and the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Pubco and the Company, as applicable. The execution, delivery and performance of this Agreement do not require Pubco or the Company to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law applicable to Pubco or the Company or other governing documents or any agreement or instrument to which Pubco or the Company is a party or by which such party is bound. This Agreement is valid, binding and enforceable against Pubco and the Company in accordance with its terms.

3.2.           The Shareholder Representative has the power and authority to enter into this Agreement and to carry out its obligations hereunder and to act on behalf of the Shareholders in connection with this Agreement. The execution and delivery by the Shareholder Representative of this Agreement and the performance by the Shareholder Representative of this Agreement and the consummation by the Shareholder Representative of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Shareholder Representative. The execution, delivery and performance of this Agreement do not require the Shareholder Representative to obtain any consent or approval (including from any Shareholder) that has not been obtained and do not contravene or result in a default under any provision of any law applicable to the Shareholder Representative or other governing documents or any agreement or instrument to which the Shareholder Representative is a party or by which such party is bound. This Agreement is valid, binding and enforceable against the Shareholder Representative and the Shareholders in accordance with its terms.

3.3.           Except as set forth on Schedule 3.3 attached hereto, no Tax Benefit Payment or other payments (including any payment pursuant to Article IV of the Tax Receivable Agreement) has been made in respect of, or pursuant to, the Tax Receivable Agreement, to the Shareholder Representative, to any Shareholder, for or on behalf of the Shareholders, or any other person at any time on or after January 1, 2023.

Section 4.               Termination. This Agreement may be terminated by mutual agreement of the Parties in writing. In addition, in the event the Merger Agreement is terminated in accordance with its terms prior to the Closing (as defined in the Merger Agreement), this Agreement shall automatically terminate as of such time in its entirety and the Tax Receivable Agreement shall remain in full force and effect in accordance with its terms.

Section 5.                Miscellaneous.

5.1.           Any notices, requests, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day; (b) one (1) Business Day following delivery by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.1, notices, demands and other communications shall be sent to the addresses indicated below:

If to Pubco or the Company, to:

Diversey Holdings I (UK) Limited
Pyramid Close,
Weston Favell,
Northampton,
NN3 8PD,
England
Attention: [***]
Email: [***]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer
E-mail:	sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
Andrew.struckmeyer@kirkland.com

If to the Shareholder Representative, to:

BCPE Diamond Cayman holding Limited
c/o Bain Capital Private Equity, LP
200 Clarendon Street
Boston, MA 02116
Attention: [***]
Facsimile: [***]
Email: [***]

With a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	Sarkis Jebejian, P.C.
Christopher M. Thomas P.C.
Andrew Struckmeyer
E-mail:	sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
Andrew.struckmeyer@kirkland.com

5.2.           The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

5.3.           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

5.4.           This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.5.           If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, all other provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.6.            No provision of this Agreement may be amended unless such amendment is approved in writing by the Company, the Shareholders (through the Shareholder Representative) and Parent. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective and Parent. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, including any permitted assignee; provided, that, notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that Parent shall be, and is intended to be, a third party beneficiary of the covenants and agreements of the Parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of Parent. This Agreement and any rights and obligations of a Party hereunder may not be assigned by any Party without each other Party’s prior written consent; any assignment without such written consent shall be null and void.

5.7.           The law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

5.8.           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (A) THIS AGREEMENT OF THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (B) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.9.           This Agreement shall amend and supplement the Tax Receivable Agreement and shall form a part of the Tax Receivable Agreement for all purposes. Except as expressly amended hereby, each term, provision, exhibit and schedule of the Tax Receivable Agreement is hereby ratified and confirmed and remains in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

PUBCO:

DIVERSEY HOLDINGS, LTD.

By:	/s/ Michael Chapman
	Name:	Michael Chapman
	Title:	Authorized Signatory

COMPANY:

DIVERSEY HOLDINGS I (UK) LIMITED

By:	/s/ Michael Chapman
	Name:	Michael Chapman
	Title:	Director

SHAREHOLDER REPRESENTATIVE:

BCPE DIAMOND CAYMAN HOLDING LIMITED

By:	/s/ Kenneth Hanau
	Name:	Kenneth Hanau
	Title:	Authorized Signatory